UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2022

FAST Acquisition Corp. II
(Exact name of registrant as specified in its charter)

Delaware	001-40214	86-1258014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Old Branchville Road
Ridgefield, CT 06877
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 956-1969

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-quarter of one redeemable warrant	FZT.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	FZT	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FZT.WS	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item  1.01. Entry into a Material Definitive Agreement.

On May 4, 2022, FAST Acquisition Corp. II (the “Company”) entered into a convertible promissory note (the “Working Capital Loan”) with its sponsor, FAST Sponsor II LLC, a Delaware limited liability company (the “Sponsor”). Pursuant to the Working Capital Loan, the Sponsor has agreed to loan to the Company up to $600,000 to be used for working capital purposes. Up to $600,000 of the loans may be settled in whole warrants to purchase shares of Class A common stock of the Company at a conversion price equal to $1.50 per warrant. The Working Capital Loan will not bear any interest, and will be repayable by the Company to the Sponsor, if not converted, on the effective date of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses.

The foregoing description of the Working Capital Loan does not purport to be complete and is qualified in its entirety by the terms and conditions of the Working Capital Loan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 to the extent required herein. The maturity date of the Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined therein). The Company may not prepay any outstanding principal amount under the Working Capital Loan in whole or in part at any time without the advance written consent of the Sponsor, which may be withheld by the Sponsor for any reason or for no reason.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required herein. The warrants that may be issued pursuant to the Working Capital Loan (the “Working Capital Loan Warrants”) will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act. Each Working Capital Loan Warrant will entitle the holder thereof to purchase one share of Class A common stock of the Company at an exercise price of $11.50 per share, subject to certain adjustments. The Working Capital Loan Warrants will be identical to the warrants issued to the Sponsor pursuant to the Private Placement Warrants Purchase Agreement, dated as of March 15, 2021, by and between the Company and the Sponsor, in connection with the Company’s initial public offering that was consummated on March 18, 2021. The Working Capital Loan Warrants will become exercisable on the later of (i) 30 days after the completion of the Company’s initial business combination and (ii) 12 months from the closing of the Company’s initial public offering, subject to certain conditions and exceptions. Such Working Capital Loan Warrants will be identical to the warrants included in the units sold in the Company’s initial public offering, except that, so long as they are held by the Sponsor or its permitted transferees: (1) they will not be redeemable by the Company, subject to certain limited exceptions; (2) they (including the shares issuable upon exercise of such warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Company’s initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the shares issuable upon exercise of such warrants) are entitled to registration rights. Such warrants expire at 5:00 p.m., New York City time, five years after the completion of the Company’s initial business combination, or earlier upon redemption or liquidation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Convertible Promissory Note, dated as of May 4, 2022, by and between FAST Acquisition Corp. II and FAST Sponsor II LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2022	FAST ACQUISITION CORP. II

	By	/s/ Garrett Schreiber
		Name:	Garrett Schreiber
		Title:	Chief Financial Officer

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